Exhibit 99.1

News Release

ARIAD TO RECEIVE UP TO $200 MILLION THROUGH ICLUSIG

NON-DILUTIVE SYNTHETIC-ROYALTY FINANCING WITH PDL BIOPHARMA

Funding to support initiation of first-line study of brigatinib in

ALK+ NSCLC and commercial launch readiness for brigatinib

Cambridge, MA – July 29, 2015 – ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced that it will receive $100 million in cash – $50 million upon deal execution late yesterday and an additional $50 million in one year – through a synthetic-royalty financing from PDL BioPharma, Inc. (NASDAQ: PDLI) in exchange for paying PDL a mid-single-digit royalty on future sales of Iclusig® (ponatinib) until PDL receives a fixed internal rate of return (IRR). ARIAD also has an option, in its discretion, to receive up to an additional $100 million at any time between 6 and 12 months from the date of the agreement, in one or two tranches on comparable terms.

ARIAD intends to use the base funds to conduct a front-line trial of brigatinib, its investigational ALK inhibitor, in patients with non-small cell lung cancer (NSCLC) and to support brigatinib commercial readiness, as well as to continue its ongoing Iclusig initiatives. ARIAD is on track to complete enrollment in the pivotal ALTA trial of brigatinib in third quarter 2015, to file for approval in the U.S. next year, and subject to regulatory approval, to launch brigatinib by early 2017. Brigatinib has Breakthrough Designation from the U.S. Food and Drug Administration.

“This financing allows us to accelerate initiation of the front-line trial of brigatinib and to ensure launch readiness as early as possible, while retaining strategic flexibility with respect to partnering and long-term commercialization of brigatinib,” said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. “We are confident based on the latest clinical data on brigatinib and other ALK-inhibitors, that brigatinib may be an important new cancer medicine for patients with ALK+ lung cancer. With the funding provided by this royalty transaction, we expect to start the front-line trial by early next year, ahead of our expected filing for initial marketing approval of brigatinib in patients with refractory ALK+ NSCLC.”

Dr. Berger added, “This synthetic-royalty financing allows us to access the needed capital at low cost without selling any equity and gives us the greatest flexibility in implementing our corporate strategy.”

Royalty Interest Financing Terms

Pursuant to the agreement, ARIAD will pay PDL 2.5% of global net revenues of Iclusig for the first year of the agreement, 5.0% after the first year through the end of 2018, and 6.5% from 2019 until PDL receives a specified very low double-digit IRR. The 6.5% royalty rate would increase to 7.5% if the Company draws down more than $150 million. In all cases, the royalty no longer is payable once PDL receives its predefined IRR.

ARIAD may also buy out the royalty at any time by making a payment to PDL that will, together with royalties paid, provide a specified return to PDL. Furthermore, if after five years from receiving each payment tranche, PDL has not received total payments that are at least equal to the total amounts it has paid to ARIAD, then ARIAD will be required to pay to PDL an amount equal to such a difference.

Upon the occurrence of specified events, such as a change of control of ARIAD, PDL has the right, but not the obligation, to terminate the agreement by requiring ARIAD to repurchase the revenue interests owed to PDL at a predefined price.

Houlihan Lokey acted as sole placement agent and financial advisor for this synthetic-royalty financing transaction. Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, PC represented ARIAD in this transaction.

About Iclusig® (ponatinib) tablets

Iclusig is a kinase inhibitor. The primary target for Iclusig is BCR-ABL, an abnormal tyrosine kinase that is expressed in chronic myeloid leukemia (CML) and Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL). Iclusig was designed using ARIAD’s computational and structure-based drug-design platform specifically to inhibit the activity of BCR-ABL. Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

Iclusig is approved in the U.S., EU, Australia, Switzerland, Israel and Canada.

In the U.S., Iclusig is a kinase inhibitor indicated for the:

•	Treatment of adult patients with T315I-positive chronic myeloid leukemia (chronic phase, accelerated phase, or blast phase) or T315I-positive Philadelphia chromosome positive acute lymphoblastic leukemia (Ph+ ALL).

•	Treatment of adult patients with chronic phase, accelerated phase, or blast phase chronic myeloid leukemia or Ph+ ALL for whom no other tyrosine kinase inhibitor (TKI) therapy is indicated.

These indications are based upon response rate. There are no trials verifying an improvement in disease-related symptoms or increased survival with Iclusig.

IMPORTANT SAFETY INFORMATION, INCLUDING THE BOXED WARNING

WARNING: VASCULAR OCCLUSION, HEART FAILURE, and HEPATOTOXICITY

See full prescribing information for complete boxed warning

•

Vascular Occlusion: Arterial and venous thrombosis and occlusions have occurred in at least 27% of Iclusig treated patients, including fatal myocardial infarction, stroke, stenosis of large arterial vessels of the brain, severe peripheral vascular disease, and the need for urgent revascularization procedures. Patients with and without cardiovascular risk factors, including patients less than 50 years old, experienced these events. Monitor for evidence of thromboembolism and vascular occlusion. Interrupt or stop Iclusig immediately for vascular occlusion. A benefit risk consideration should guide a decision to restart Iclusig therapy.

•	Heart Failure, including fatalities, occurred in 8% of Iclusig-treated patients. Monitor cardiac function. Interrupt or stop Iclusig for new or worsening heart failure.

•	Hepatotoxicity, liver failure and death have occurred in Iclusig-treated patients. Monitor hepatic function. Interrupt Iclusig if hepatotoxicity is suspected.

Please see the full U.S. Prescribing Information for Iclusig, including the Boxed Warning, for additional important safety information.

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts and Lausanne, Switzerland, is an integrated global oncology company focused on transforming the lives of cancer patients with breakthrough medicines. ARIAD is working on new medicines to advance the treatment of various forms of chronic and acute leukemia, lung cancer and other difficult-to-treat cancers. ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

About PDL BioPharma, Inc.

PDL manages a portfolio of patents and royalty assets, consisting of its Queen et al. patents, license agreements with various biotechnology and pharmaceutical companies, and royalty and other assets acquired. To acquire new income generating assets, PDL provides non-dilutive growth capital and financing solutions to late-stage public and private healthcare companies and offers immediate financial monetization of royalty streams to companies, academic institutions, and inventors. PDL has invested approximately $830 million to date. PDL evaluates its investments based on the quality of the income generating assets and potential returns on investment. PDL is currently focused on intellectual property asset management, acquiring new income generating assets and maximizing value for its shareholders.

PDL was founded in 1986 and is headquartered in Incline Village, Nevada.

For more information, please visit www.pdl.com.

PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

This press release contains forward-looking statements. Any statements contained herein which do not describe historical facts, including, but not limited to, statements regarding: the therapeutic potential of brigatinib; our plans for using the proceeds from the financing transaction with PDL and the expected benefits resulting therefrom; our ability to buy out our royalty obligation to PDL; our strategic flexibility with respect to partnering and commercializing brigatinib; and the expected timing for commencing and completing clinical trials and for regulatory filings for and commercial launches of our products and product candidates, are forward-looking statements which are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, among others: our ability to meet anticipated clinical trial commencement and completion dates and regulatory filing dates for our products and product candidates; the costs associated with our research, development, manufacturing and other activities; the adequacy of our capital resources and the availability of additional funding; our ongoing and additional clinical trials of brigatinib may not be successful or initiated, enrolled or conducted in a timely manner; regulatory developments and safety issues, including difficulties or delays in obtaining regulatory and pricing and reimbursement approvals to market our products; our ability to successfully commercialize and generate profits from sales of Iclusig or our other product candidates, including brigatinib, if approved; competition from alternative therapies; manufacturing issues and those additional factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise noted, these forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after this press release. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Iclusig® is a registered trademark of ARIAD Pharmaceuticals, Inc.

CONTACTS:	For Investors	For Media
	Maria Cantor	Liza Heapes
	Maria.cantor@ariad.com	Liza.heapes@ariad.com
	(617) 621-2208	(617) 620-4888

Kendra Adams
Kendra.adams@ariad.com
(617) 503-7028

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